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Exhibit 10.11

                        , 2002

WorldGate Communications, Inc.
3190 Tremont Avenue
Trevose, PA 19053

INFORMATION AGENT AGREEMENT

        This Agreement sets forth the terms and conditions under which Innisfree M&A Incorporated ("Innisfree") has been retained by WorldGate Communications, Inc. ("WorldGate") to act as Information Agent in connection with its Rights Offering (the "Offering"). The term of the Agreement shall be the later of (i) 60 days from the date of execution of this Agreement or (ii) the date WorldGate's Registration Statement on Form S-1 (the "Registration Statement) filed in connection with the Offering becomes effective under the Securities Act of 1933, unless further extended by WorldGate. In the event of such extension, WorldGate will pay Innisfree additional fees to be mutually determined.

1.
Innisfree will provide to WorldGate the following services:

a.
Assistance in the coordination of all printing activities and advertisement placement if required.

b.
The establishment of contacts with brokers, dealers, banks and other nominees on WorldGate's behalf.

c.
Determination of Offering material requirements;

d.
Assistance with document review;

e.
Facilitation with the distribution of materials to the registered and beneficial owners and other related parties;

f.
Providing a dedicated toll-free line for all shareholder queries;

g.
Status reporting to WorldGate's management; and

h.
Payment of all broker forwarding invoices, subject to collection from WorldGate of monies for this purpose.

2.
In connection with this Agreement, WorldGate will pay Innisfree a fee of $8,500 payable as follows: $4,250 of which represents Innisfree's commitment to represent WorldGate, is non-refundable, and is payable upon execution of this Agreement; the balance of which is payable upon, the later of (i) 60 days from the date of execution of this Agreement or (ii) the date the Registration Statement filed in connection with the Offering becomes effective under the Securities Act of 1933. In addition, WorldGate agrees to pay Innisfree $5.00 (a) for each outgoing telephone call placed by Innisfree and (b) for each incoming call answered by Innisfree after an aggregate 500 incoming calls are answered by Innisfree.

3.
In connection with Innisfree's services under this Agreement, WorldGate agrees to reimburse Innisfree, pay directly, or, where upon Innisfree's reasonable written request, in special situations, advance sufficient funds to Innisfree for payment of the following costs and expenses:

a.
Freight and postage expenses incurred in connection with the distribution of Offering documents;

b.
Expenses Innisfree incurs in working with WorldGate's agents or other parties involved in the Offering, including any charges for bank threshold lists, data processing, directory assistance, facsimile transmissions or other forms of electronic communication;

  c.
  Expenses Innisfree incurs at WorldGate's request or for WorldGate's convenience, including those incurred in the preparation and placement of newspaper ads including typesetting and space charges, printing additional and/or supplemental material, copying, and travel;

  d.
  Fees and expenses authorized by WorldGate resulting from extraordinary contingencies which may arise during the course of the Offering.

4.
Innisfree hereby agrees not to make any representations not included in the Offering documents.

5.
WorldGate represents and warrants to Innisfree that it will comply with, and Innisfree represents and warrants to WorldGate that it will comply with, applicable requirements of law relating to the performance of services under this Agreement.

6.
WorldGate agrees to indemnify and hold Innisfree harmless against any loss, damage, expense (including, without limitation, reasonable legal and other related fees and expenses), liability or claim arising out of Innisfree's fulfillment of this Agreement (except for any loss, damage, expense, liability or claim resulting out of Innisfree's own negligence or misconduct). At its election, WorldGate may assume the defense of any such action. Innisfree hereby agrees to advise WorldGate of any such liability or claim promptly after receipt of the notice thereof; provided however, that Innisfree's right to indemnification hereunder shall not be limited by its failure to promptly advise WorldGate of any such liability or claim, except to the extent that WorldGate is prejudiced by such failure. The indemnification contained in this paragraph will survive the term of this Agreement.

7.
Innisfree agrees to preserve the confidentiality of all non-public information provided by WorldGate or its agents for its use in providing services under this agreement, or information developed by Innisfree based upon such non-public information.

8.
This agreement shall be made in, governed by, and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

        If the above is agreed to by WorldGate, please sign and return the enclosed duplicate of this Agreement to Innisfree M&A Incorporated, Attention: Arthur B. Crozier, 501 Madison Avenue, 20th Floor, New York, NY, 10022.

ACCEPTED:
WORLDGATE COMMUNICATIONS, INC.		INNISFREE M&A INCORPORATED
By:	Hal M. Krisbergh Chairman of the Board and Chief Executive Officer	By:	Arthur B. Crozier Co-Chairman
,2002

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  Exhibit 10.11
INFORMATION AGENT AGREEMENT